Exhibit 10.5

Grant Recipient:
Grant Date:

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
(with related Dividend Equivalents)

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.    DESCRIPTION OF YOUR RESTRICTED STOCK UNITS. You have been granted [Number] Restricted Stock Units (“RSUs”) and an equal number of related Dividend Equivalents. The “Grant Date” of your Award is [Date]. Each whole RSU represents the right to receive one full Share for each vested whole RSU at the time and in the manner described in this Award Agreement. Each Dividend Equivalent represents the right to receive additional RSUs (determined in accordance with Section 5) in respect of the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 4(a)) with respect to the Share represented by the related vested RSU.

To accept this Award Agreement, you must provide your acknowledgement and acceptance of the terms contained herein by completing the on-line grant agreement process facilitated by [___] (the “Third Party Administrator”) no later than [Date].

2.    INCORPORATION OF PLAN AND DEFINITIONS.

(a)    This Award Agreement and your RSUs and Dividend Equivalents are granted pursuant to and in accordance with the terms of The Scotts Miracle-Gro Company Long-Term Incentive Plan effective January 26, 2026 (the “Plan”). All provisions of the Plan are incorporated herein by reference, and your RSUs and related Dividend Equivalents are subject to the terms of the Plan and this Award Agreement. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)    Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.    VESTING. The RSUs described in this Award Agreement, including any RSUs credited pursuant to Section 5 on or prior to the Vesting Date (as defined below) will vest as follows:

(a)    General Vesting. If your Board service continues from the Grant Date until the [___] anniversary of the Grant Date, in this case [Date] (the “Vesting Date”), your RSUs described in this Award Agreement, including any RSUs credited pursuant to Section 5, will become [___]% vested on the Vesting Date. Any RSUs received pursuant to Section 5 following the Vesting Date will be [___]% vested on the date they are credited to you and will be settled in accordance with Section 4 of this Award Agreement; or

(b)    Accelerated Vesting. Under the following circumstances, your RSUs described in this Award Agreement, including any RSUs credited pursuant to Section 5, will vest earlier than the Vesting Date:

(i)If you Terminate from the Board prior to the Vesting Date, provided your Board service has continued at least through the date of the Company’s [Year] Annual Meeting of Shareholders, your RSUs will become [___]% vested on the date of your Termination and will be settled in accordance with Section 4 of this Award Agreement;

(ii)If you Terminate because of your death or because you become Disabled, your RSUs will become [___]% vested as of the date of such event and will be settled in accordance with Section 4 of this Award Agreement. For purposes of this Award Agreement, “Disabled” means that you have been determined to be totally disabled by the Social Security Administration.

4.    SETTLEMENT.

(a)    Subject to the terms of the Plan and this Award Agreement, unless you have made a qualifying settlement election under subsection (d) below, your vested RSUs, including any RSUs credited pursuant to Section 5, shall be settled in a lump sum as soon as administratively practicable following the earliest date to occur of: (i) your Termination; (ii) your death; (iii) your Disability; or (iv) the [___] anniversary of the Grant Date (the “Settlement Date”). Your whole RSUs shall be settled in full Shares, and any fractional RSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date, which shall be equal to the closing price of a Share on the Settlement date if it is a trading day or, if such date is not a trading day, on the next trading day.

(b)    Except as provided in Section 5 below, you will have none of the rights of a shareholder with respect to Shares underlying the RSUs unless and until you become the record holder of such Shares.

(c)    If there is a Change in Control, your RSUs, including any RSUs credited pursuant to Section 5, may vest and settle in accordance with the Plan. See the Plan for further details.

(d)    Notwithstanding subsection (a) above, subject to the terms of the Plan and this Award Agreement, you may make an election (the “RSU Settlement Election”) to provide that if your Termination occurs before the [___] anniversary of the Grant Date, your vested RSUs, including any RSUs credited pursuant to Section 5, shall be settled in a lump sum as soon as administratively practicable on or after the [___] anniversary of the Grant Date in accordance with the RSU Settlement Election. If applicable, a copy of the signed RSU Settlement Election will be kept on file by the Company and your settlement will be processed in accordance with your RSU Settlement Election. For such an election to be effective, you must have completed such an election on a form provided by the Company no later than December 31st of the year before the year in which the Grant Date occurred. If you do not complete the election form within such time period provided in the form, you will receive your vested RSUs as provided in subsection (a) above.

5.    DIVIDEND EQUIVALENTS. With respect to each Dividend Equivalent:

(a)    If a cash dividend is declared and paid on the Shares underlying the RSUs, you will be credited with an additional number of RSUs equal to the quotient of:

(i)    The product of (I) the number of RSUs granted under this Award Agreement (including additional RSUs previously credited in accordance with this Section 5) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by

(ii)    The Fair Market Value (which shall be equal to the closing price) of a Share on the date such cash dividend is paid.

(b)    If a Share dividend is declared and paid on the Shares underlying the RSUs, you will be credited with an additional number of RSUs equal to the product of:

(i)    The number of RSUs granted under this Award Agreement (including additional RSUs previously credited in accordance with this Section 5) that have not been settled as of the dividend payment date, multiplied by

(ii)    The number of Shares paid as a dividend per Share.

(c)    Any additional RSUs credited pursuant to this Section 5 shall be subject to the same terms and conditions as the RSUs granted pursuant to Section 1 above.

(d)    Any fractional number of RSUs resulting from the calculations under this Section 5 shall be rounded to the nearest whole Share.

6.    FORFEITURE. Except as otherwise provided in Section 3, if you Terminate prior to the Vesting Date your RSUs will be forfeited immediately.

7.    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

8.    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any RSUs and related Dividend Equivalents that may vest per the terms of this Award Agreement but are settled after you die. This may be done only on the Beneficiary Designation Form prescribed by the Company or the Third Party Administrator. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

9.    TRANSFERRING YOUR RSUs AND RELATED DIVIDEND EQUIVALENTS. Except as described in Section 8, your RSUs and related Dividend Equivalents may not be transferred to another person. Also, the Committee may allow you to place your RSUs and related Dividend Equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator for further details.

10.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. This Award Agreement and the delivery of any Shares hereunder shall be governed by applicable federal and state securities laws and exchanges.

11.    OTHER AGREEMENTS AND POLICIES. Your RSUs and related Dividend Equivalents will be subject to the terms of any other written agreements between you and the Company or any Subsidiary or Affiliate to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your RSUs and related Dividend Equivalents granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.

12.    ADJUSTMENTS TO YOUR RSUs. Subject to the terms of the Plan, your RSUs and related Dividend Equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your RSUs will be adjusted to reflect a stock split).

13.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.

By signing below, you acknowledge and agree that:

(a)    A copy of the Plan has been made available to you;

(b)    You understand and accept the terms and conditions of your Award;

(c)    By accepting this Award under the Plan, you agree to all Committee determinations as described in the Plan and this Award Agreement;

(d)    You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(e)    You must return a signed copy of this Award Agreement utilizing the on-line grant agreement process defined above before [Date].

[Grantee’s Name] By: _______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ___________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: ____________________________

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